Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES SECOND QUARTER
2014 FINANCIAL RESULTS

BOCA RATON, Fla., August 6, 2014--Cross Country Healthcare, Inc. (NASDAQ: CCRN) today announced financial results for the second quarter ended June 30, 2014.

•	Revenue increased 11% year-over-year and 4% sequentially to $122.7 million

•	Adjusted EBITDA was $3.3 million or 2.7% of revenue

•	Cash Flow from Operations was $3.7 million

•	Issued third Quarter Guidance: Revenue of $187.0 million - $192.0 million and Adjusted EBITDA margin of 3.0% - 3.5%

Cross Country Healthcare President and CEO William J. Grubbs commented, "I am pleased that the strong execution of our strategy, including positive trends in our managed service programs, produced good revenue and EBITDA growth in the quarter. Demand in our Nurse and Allied segment increased each month throughout the quarter and has continued through July.” Grubbs continued, “The integration of our Medical Staffing Network (MSN) acquisition is progressing well and we are on track to reach the $12 to $14 million of synergies targeted."

Second quarter consolidated revenue was $122.7 million, an increase of 11% from the same quarter last year, and 4% sequentially. The Company's consolidated gross profit margin was 26.4%, up 130 basis points from the same quarter last year and 60 basis points sequentially. Adjusted EBITDA (see table titled “Reconciliation of Non-GAAP Financial Measures”) was $3.3 million or 2.7% of revenue, as compared with $1.7 million or 1.5% of revenue in the prior year. Loss from continuing operations was $3.2 million or $0.10 per diluted share primarily due to acquisition and integration costs, as compared with a loss of $1.4 million or $0.05 per diluted share in the prior year quarter. Cash flow from operations was $3.7 million during the second quarter of 2014, compared with $5.9 million in the second quarter of 2013.

For the six months ended June 30, 2014, consolidated revenue was $240.7 million, an increase of 9% from the same period last year. Consolidated gross profit margin was 26.1%, up 40 basis points from the same period last year. Adjusted EBITDA was $4.3 million or 1.8% of revenue, as compared with $3.7 million or 1.7% of revenue in the prior year. Loss from continuing operations was $4.0 million or $0.13 per diluted share, as compared with a loss of $2.8 million or $0.09 per diluted share in the same period last year.

On June 30, 2014, the Company acquired substantially all of the operating assets and certain liabilities of Medical Staffing Network ("MSN") for an aggregate purchase price of $48.1 million, subject to post-closing net working capital adjustment. The Company funded $45.6 million at closing, net of cash acquired, of which $1.0 million was funded to an escrow account for the net working capital adjustment. An additional $2.5 million was deferred and is due to the seller in 21 months, less any COBRA expenses incurred by the Company on behalf of former MSN employees over that period. The Company financed the acquisition using $55.0 million in new subordinated debt consisting of a $30.0 million, 5-year term loan and $25.0 million of convertible notes having a 6-year maturity and a conversion price of $7.10.

Quarterly Business Segment Highlights

Nursing & Allied
Revenue from the nurse and allied staffing business segment increased 26% from the same quarter last year, and 3% sequentially. Contribution income in this segment was $6.7 million, up from $3.5 million in the same quarter last year. The year-over-year increase in segment revenue and contribution income came from a combination of robust organic revenue growth of 11% and the December 2013 allied health acquisition. Average field FTEs increased 38.1% to 3,177 from 2,300 in the same quarter last year. Revenue per FTE decreased 8.9% to $286 from $314 in the same quarter last year reflecting the impact of lower average bill rates of the acquired allied health business.

Physician Staffing
Revenue from the physician staffing business decreased 11% year over year and increased 6% sequentially. The year over year decrease relates to a combination of lower average bill rates and lower volume. On a sequential basis, the increase is due to increased volume. Contribution income was $1.9 million, down from $2.6 million in the same quarter last year, due to negative operating leverage. Total days filled decreased 13.6% to 21,147 from 24,462 in the same quarter last year. Revenue per day filled increased 2.8% to $1,444 from $1,405 in the same quarter last year, primarily related to pricing.

Other Human Capital Management Services
Revenue from the other human capital management services business segment was $9.2 million, down 11% from the same quarter last year and up 5% sequentially. Contribution income was negative $0.2 million, compared to a positive $0.5 million in the same quarter last year.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operating activities was $3.7 million for the quarter. At June 30, 2014, the Company had $9.3 million in cash and cash equivalents and $64.8 million of total debt. The Company had $29.9 million of availability under its credit facility at June 30, 2014.

Outlook for Third Quarter 2014

The Company also provided its guidance for the third quarter of 2014:

	Range	Year over Year
Change

Revenue	$187 million - $192 million	73 - 78%

Gross Profit Margin	26.0% - 26.5%	(10) - 40 bps

Adjusted EBITDA margin	3.0% - 3.5%	30 - 80 bps

The estimates above are based on current management expectations and as such are forward-looking and actual results may differ materially. These ranges do not include the potential impact of any future mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, or any material legal or restructuring charges.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, August 7, 2014, at 9:00 a.m. to discuss its second quarter 2014 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. From August 7th through August 21st, a replay of the webcast will be available at the Company's website and a replay of the conference call will be available by telephone by calling 800-262-4966 from anywhere in the U.S. or 402-220-9709 from non-U.S. locations - Passcode: 2014.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida, is a national leader in providing healthcare recruiting, staffing and workforce management solutions. With more than 30 years of experience, we are dedicated to placing highly qualified nurses and physicians as well as allied health, advanced practice and case management professionals. We provide both retained and contingent placement services for physicians as well as retained search services for healthcare executives. We have more than 4,300 active contracts with a broad range of clients, including acute care hospitals, physician practice groups, nursing facilities, rehabilitation and sports medicine clinics, government facilities, as well as nonclinical settings such as homecare and schools. Through our national staffing teams and network of more than 70 branch office locations, we are able to place clinicians for travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs, workforce assessments, internal resource pool consulting and development, electronic medical record transition staffing and recruitment process outsourcing. In addition, we provide education and training programs for healthcare professionals through seminars and e-learning tools.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquistions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,		June 30,	March 31,	June 30,	June 30,
	2014		2013	2014	2014	2013

Revenue from services	$122,656		$110,768	$118,091	$240,747	$221,084
Operating expenses:
Direct operating expenses	90,220		82,930	87,641	177,861	164,370
Selling, general and administrative expenses	29,167		26,603	29,455	58,622	53,668
Bad debt expense	32		132	432	464	554
Depreciation	817		1,040	974	1,791	2,062
Amortization	784		566	785	1,569	1,132
Acquisition and integration costs (a)	2,747		—	295	3,042	—
Restructuring costs	755		375	—	755	375
Legal settlement charge	—		750	—	—	750
Total operating expenses	124,522		112,396	119,582	244,104	222,911
Loss from operations	(1,866)		(1,628)	(1,491)	(3,357)	(1,827)
Other expenses (income):
Foreign exchange loss (gain)	27		(110)	47	74	(101)
Interest expense	289		164	255	544	444
Loss on early extinguishment and modification of debt (b)	—		—	—	—	1,419
Other (income) expense, net	(7)		10	60	54	(51)
Loss from continuing operations before income taxes	(2,175)		(1,692)	(1,853)	(4,029)	(3,538)
Income tax expense (benefit)	1,006		(257)	(1,071)	(65)	(757)
Loss from continuing operations	(3,181)		(1,435)	(782)	(3,964)	(2,781)
(Loss) income from discontinued operations, net of income taxes (c)	—		(22)	—	—	2,482
Net loss	$(3,181)		$(1,457)	$(782)	$(3,964)	$(299)

Net (loss) income per common share, basic:
Continuing operations	$(0.10)		$(0.05)	$(0.03)	$(0.13)	$(0.09)
Discontinued operations	—		—	—	—	0.08
Net loss	$(0.10)		$(0.05)	$(0.03)	$(0.13)	$(0.01)

Net (loss) income per common share, diluted:
Continuing operations	$(0.10)		$(0.05)	$(0.03)	$(0.13)	$(0.09)
Discontinued operations	—		—	—	—	0.08
Net loss	$(0.10)		$(0.05)	$(0.03)	$(0.13)	$(0.01)

Weighted average common shares outstanding:
Basic	31,151		30,961	31,098	31,125	30,932
Diluted	31,151		30,961	31,098	31,125	30,932

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA (d)
(Unaudited, amounts in thousands)

	Three Months Ended				Six Months Ended
	June 30,		June 30,	March 31,	June 30,	June 30,
	2014		2013	2014	2014	2013

Loss from operations	$(1,866)		$(1,628)	$(1,491)	$(3,357)	$(1,827)
Depreciation	817		1,040	974	1,791	2,062
Amortization	784		566	785	1,569	1,132
Acquisition and integration costs (a)	2,747		—	295	3,042	—
Restructuring costs	755		375	—	755	375
Legal settlement charge	—		750	—	—	750
Equity compensation	90		585	452	542	1,184
Adjusted EBITDA (d)	$3,327		$1,688	$1,015	$4,342	$3,676

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	June 30,		December 31,
	2014		2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,293		$8,055
Accounts receivable, net	106,901		60,750
Income taxes receivable	648		538
Prepaid expenses	7,752		6,163
Insurance recovery receivable	6,507		3,886
Indemnity escrow receivable	3,750		3,750
Other current assets	749		793
Total current assets	135,600		83,935
Property and equipment, net	12,394		6,170
Trade names, net	46,501		42,301
Goodwill, net	96,034		77,266
Other identifiable intangible assets, net	32,829		26,198
Debt issuance costs, net	1,260		464
Non-current insurance recovery receivable	16,056		10,914
Non-current security deposits	705		997
Total assets	$341,379		$248,245

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$21,717		$10,272
Accrued employee compensation and benefits	37,046		19,148
Current portion of long-term debt	11,711		8,483
Sales tax payable	2,530		2,404
Deferred tax liabilities	622		535
Other current liabilities	1,556		4,063
Total current liabilities	75,182		44,905
Long-term debt	53,086		93
Non-current deferred tax liabilities	18,475		16,849
Long-term accrued claims	28,302		18,303
Long-term deferred purchase price	2,500		—
Long-term unrecognized tax benefits	2,475		4,013
Other long-term liabilities	4,116		3,415
Total liabilities	184,136		87,578

Commitments and contingencies

Stockholders' equity:
Common stock	3		3
Additional paid-in capital	246,637		246,325
Accumulated other comprehensive loss	(1,040)		(970)
Noncontrolling interest	298	—	—
Accumulated deficit	(88,655)		(84,691)
Total stockholders' equity	157,243		160,667

Total liabilities and stockholders' equity	$341,379		$248,245

Cross Country Healthcare, Inc.
Segment Data (e)
(Unaudited, amounts in thousands)

	Three Months Ended						YOY	Sequential
	June 30,	% of	June 30,	% of	March 31,	% of	% change	% change
	2014	Total	2013	Total	2014	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and allied staffing (f)	$82,616	67%	$65,656	59%	$80,193	68%	26%	3%
Physician staffing (f)	30,849	25%	34,837	32%	29,136	25%	(11)%	6%
Other human capital management services	9,191	8%	10,275	9%	8,762	7%	(11)%	5%
	$122,656	100%	$110,768	100%	$118,091	100%	11%	4%

Contribution income (g)
Nurse and allied staffing (f) (h)	$6,652		$3,493		$5,969		90%	11%
Physician staffing (f)	1,874		2,562		751		(27)%	150%
Other human capital management services	(232)		534		166		(143)%	240%
	8,294		6,589		6,886		26%	20%

Unallocated corporate overhead (h)	5,057		5,486		6,323		8%	20%
Depreciation	817		1,040		974		21%	16%
Amortization	784		566		785		(39)%	—%
Acquisition and integration costs (a)	2,747		—		295		(100)%	(831)%
Restructuring costs	755		375		—		(101)%	(100)%
Legal settlement charge	—		750		—		100%	—%
Loss from operations	$(1,866)		$(1,628)		$(1,491)		(15)%	(25)%

	Six Months Ended						YOY
	June 30,	% of	June 30,	% of			% change
	2014	Total	2013	Total			Fav (Unfav)

Revenue from services:
Nurse and allied staffing (f)	$162,809	68%	$136,729	62%			19%
Physician staffing (f)	59,985	25%	64,580	29%			(7)%
Other human capital management services	17,953	7%	19,775	9%			(9)%
	$240,747	100%	$221,084	100%			9%

Contribution income (g)
Nurse and allied staffing (f) (h)	$12,621		$8,667				46%
Physician staffing (f)	2,625		4,788				(45)%
Other human capital management services	(66)		824				(108)%
	15,180		14,279				6%

Unallocated corporate overhead (h)	11,380		11,787				3%
Depreciation	1,791		2,062				13%
Amortization	1,569		1,132				(39)%
Acquisition and integration costs (a)	3,042		—				(100)%
Restructuring costs	755		375				(101)%
Legal settlement charge	—		750				100%
Loss from operations	$(3,357)		$(1,827)				(84)%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		June 30,		March 31,		June 30,	June 30,
	2014		2013		2014		2014	2013

Net cash provided by (used in) operating activities (in thousands)	$3,703		$5,913		$(9,234)		$(5,531)	$4,398

Nurse and allied staffing statistical data:
FTEs (f) (i)	3,177		2,300		3,107		3,142	2,391
Average nurse and allied staffing revenue per FTE per day (f) (j)	$286		$314		$287		$286	$316

Physician staffing statistical data:
Days filled (f) (k)	21,147		24,462		20,801		41,948	45,850
Revenue per day filled (f) (l)	$1,444		$1,405		$1,423		$1,433	$1,395

(a) On December 2, 2013, the Company acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division. For the three and six months ended June 30, 2014, $0.3 million and $0.6 million, respectively, of acquisition and integration costs were related to this acquisition.
On June 30, 2014, the Company acquired substantially all of the operating assets and certain liabilities of Medical Staffing Network Healthcare, LLC. For the three and six months ended June 30, 2014, $2.4 million of acquisition and integration costs were related to this acquisition.
(b) Loss on early extinguishment and modification of debt relate to the write-off of unamortized net debt issuance costs related to the repayment of the Company's term loan and revolver in 2013.
(c) The Company sold its clinical trial services business on February 15, 2013. The clinical trial services business was classified as discontinued operations. As of June 30, 2013, the transaction resulted in a gain on sale of $4.1 million pretax, or $2.2 million after tax.
(d) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as income or loss from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges and non-cash equity compensation. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to income or loss from operations as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(e) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(f) Effective January 1, 2014, the allied health staffing business of MDA is being reported in the physician staffing business segment. Prior year amounts have been reclassified to conform to the current period's presentation.
(g) Contribution income is defined as income or loss from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(h) Certain prior year amounts have been reclassified to conform to the current period's presentation. In 2014, the Company refined its methodology for allocating certain corporate overhead expenses and the nurse and allied staffing expenses to more accurately reflect this segment's profitability.
(i) FTEs represent the average number of nurse and allied contract staffing personnel on a full-time equivalent basis.
(j) Average revenue per FTE per day is calculated by dividing the nurse and allied staffing revenue by the number of days worked in the respective periods. Nurse and allied staffing revenue also includes revenue from permanent placement of nurses.
(k) Days filled is calculated by dividing the total hours filled during the period by 8 hours. Effective January 1, 2014, days filled for all periods presented excludes accrued days filled.
(l) Revenue per day filled is calculated by dividing the applicable revenue generated by the Company's physician staffing segment by days filled for the period presented. Effective January 1, 2014, the applicable revenue for all periods presented excludes permanent placement and accrued revenue.

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

Source: Cross Country Healthcare, Inc.